Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2004

I, Gregg Pollack, Chief Financial Officer, in connection with the Report on 10-Q of Pernix Group, Inc. for the quarter ended March 31, 2013, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pernix Group, Inc.

/s/ Gregg Pollack
Gregg Pollack
Chief Financial Officer
Dated: May 15, 2013